Exhibit 2.4

PACIFIC DRILLING S.A.

and

the Guarantors named herein

8.375% FIRST LIEN NOTES DUE 2023

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 19, 2018,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

As Trustee and Collateral Agent

This SECOND SUPPLEMENTAL INDENTURE, dated as of November 19, 2018, (this “Supplemental Indenture”) is among Pacific Drilling S.A., (the “Company”), Pacific Drilling Operations Limited, Pacific Drilling V Limited, Pacific Drilling VII Limited, Pacific Drillship Nigeria Limited, Pacific Sharav Korálolt Felelősségű Társaság, Pacific Bora Ltd., Pacific Mistral Ltd., Pacific Scirocco Ltd., Pacific Drilling Limited, Pacific Drilling, Inc., Pacific Drilling Operations, Inc., Pacific Drilling, LLC, Pacific Drilling Finance S.à r.l., Pacific Drillship S.à r.l., Pacific Santa Ana S.à r.l., Pacific Sharav S.à r.l., Pacific Drilling (Gibraltar) Limited, Pacific Drillship (Gibraltar) Limited, Pacific Drilling Holding (Gibraltar) Limited and Pacific Santa Ana (Gibraltar) Limited (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), which are subsidiaries of the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and as Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, Pacific Drilling First Lien Escrow Issuer Limited (the “Escrow Issuer”) and the Trustee entered into an Indenture, dated as of September 26, 2018 (the “Original Indenture”), providing for the issuance of the Escrow Issuer’s 8.375% First Lien Notes due 2023 (the “Notes”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee and Collateral Agent the First Supplemental Indenture to the Original Indenture dated as of November 19, 2018 (the Original Indenture, as supplemented by such First Supplemental Indenture, the “Indenture”), whereby the Company agreed to assume all of the obligations of the Issuer under the Notes and the Original Indenture;

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee and Collateral Agent a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall become a Guarantor;

WHEREAS, Section 9.01(i) of the Indenture provides that the Company, the Guarantors and the Trustee and Collateral Agent may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation, the Articles of Association and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee and Collateral Agent necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee and Collateral Agent, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guaranteeing Subsidiaries and the Trustee and Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

Section 1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2.    Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3.    Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guaranteeing Subsidiaries and the Trustee and Collateral Agent.

Section 4.    Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees, by its execution of this Supplemental Indenture, to be bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 10 thereof.

Section 5.    Ratification of Obligations. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6.    The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. Neither the Trustee nor Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY: PACIFIC DRILLING S.A.

by
/s/ Paul Reese
Name: Paul Reese
Title: Chief Executive Officer

[Signature Page to Second Supplemental Indenture – Guarantor (First Lien Notes)]

GUARANTEEING SUBSIDIARIES: PACIFIC DRILLING OPERATIONS LIMITED

by
/s/ Paul Reese
Name: Paul Reese
Title: President

PACIFIC DRILLING V LIMITED

by
/s/ Paul Reese
Name: Paul Reese
Title: President

PACIFIC DRILLING VII LIMITED

by
/s/ Paul Reese
Name: Paul Reese
Title: President

PACIFIC DRILLSHIP NIGERIA LIMITED

by
/s/ Paul Reese
Name: Paul Reese
Title: President

PACIFIC SHARAV KORÁLOLT FELELŐSSÉGŰ TÁRSASÁG

by
/s/ Dick Verhaagen
Name: Dick Verhaagen
Title: Managing Director

[Signature Page to Second Supplemental Indenture – Guarantor (First Lien Notes)]

PACIFIC BORA LTD.

by
/s/ Paul Reese
Name: Paul Reese
Title: President

PACIFIC MISTRAL LTD.

by
/s/ Paul Reese
Name: Paul Reese
Title: President

PACIFIC SCIROCCO LTD.

by
/s/ Paul Reese
Name: Paul Reese
Title: President

PACIFIC DRILLING LIMITED

by
/s/ Paul Reese
Name: Paul Reese
Title: President

PACIFIC DRILLING, INC.

by
/s/ Paul Reese
Name: Paul Reese
Title: Chief Executive Officer

PACIFIC DRILLING OPERATIONS, INC.

by
/s/ Paul Reese
Name: Paul Reese
Title: Chief Executive Officer

PACIFIC DRILLING, LLC

by
/s/ Paul Reese
Name: Paul Reese
Title: Chief Executive Officer

[Signature Page to Second Supplemental Indenture – Guarantor (First Lien Notes)]

PACIFIC DRILLING FINANCE S.à r.l.

by
/s/ Johannes Boots
Name: Johannes Boots
Title: Manager

PACIFIC DRILLSHIP S.à r.l.

by
/s/ Johannes Boots
Name: Johannes Boots
Title: Manager

PACIFIC SANTA ANA S.à r.l.

by
/s/ Johannes Boots
Name: Johannes Boots
Title: Manager

PACIFIC SHARAV S.à r.l.

by
/s/ Dick Verhaagen
Name: Dick Verhaagen
Title: Manager

PACIFIC DRILLING (GIBRALTAR) LIMITED

by
/s/ Paul Reese
Name: Paul Reese
Title: Director

WITNESS:
by
/s/ Kathleen Gehlhausen
Name: Kathleen Gehlhausen
Address: [Contact Information Omitted.]
Title: Corporate Paralegal

PACIFIC DRILLSHIP (GIBRALTAR) LIMITED

by	/s/ Paul Reese
Name: Paul Reese
Title: Director

WITNESS:
by

/s/ Kathleen Gehlhausen
Name: Kathleen Gehlhausen
Address: [Contact Information Omitted.]
Title: Corporate Paralegal

[Signature Page to Second Supplemental Indenture – Guarantor (First Lien Notes)]

PACIFIC DRILLING HOLDING (GIBRALTAR) LIMITED

by	/s/ Paul Reese
Name: Paul Reese
Title: Director

WITNESS:
by

/s/ Kathleen Gehlhausen
Name: Kathleen Gehlhausen
Address: [Contact Information Omitted.]
Title: Corporate Paralegal

PACIFIC SANTA ANA (GIBRALTAR) LIMITED

by	/s/ Paul Reese
Name: Paul Reese
Title: Director

WITNESS:
by

/s/ Kathleen Gehlhausen
Name: Kathleen Gehlhausen
Address: [Contact Information Omitted.]
Title: Corporate Paralegal

[Signature Page to Second Supplemental Indenture – Guarantor (First Lien Notes)]

TRUSTEE AND COLLATERAL AGENT: WILMINGTON TRUST, NATIONAL ASSOCIATION

by
/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

[Signature Page to Second Supplemental Indenture – Guarantor (First Lien Notes)]